77O.   Transactions effected pursuant to Rule 10f-3



-Affiliated Underwriting Syndicate Transactions (Rule 10f-3)
PIMCO Variable Insurance Trust: PVIT
Transactions for the Period from January 1, 2003 to June 30, 2003


Fund
Description
Trade Date
Broker
Syndicate Members
% of Issuance
Purchased Price



PVIT High Yield Bond Portfolio
Chesapeake Energy Corp. 144A W/RRTS
02/28/2003
Broker:
Salomon Smith Barney
Syndicate Members:
Bear Stearns & Co.
Credit Suisse First Boston
Salomon Smith Barney
Credit Lyonnais SecuritiesBNP Paribas
Lehman Brothers
Morgan Stanley
TD Securities
0.77%
99.1020


PVIT Total Return Portfolio II
Enterprise Products Oper 144A W/RRTS
02/07/2003
Broker: Wachovia Securities
Syndicate Members:
Wachovia Securities
Hypovereinsbank
RBC Dominion Securities
Scotia Capital Inc.
Suntrust Capital Markets
Tokyo-Mitsubishi International Plc
0.06%
98.8420



PVIT High Yield Bond Portfolio
Allied Waste North America SR NT
04/04/2003
Broker:
JP Morgan Chase
Syndicate Members:
Deutsche Bank
Salomon Smith Barney
UBS Warburg
Banc One Capital Markets
BNP Paribas
Credit Lyonnais
Scotia Capital
0.49%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Arch Western Finance 144A W/RRTS
06/19/2003
Broker:
Citigroup
Syndicate Members:
Citigroup
JP Morgan
Morgan Stanley
Bank of New York
BNP Paribas
Credit Lyonnais
Credit Suisse First Boston Corp.
Merrill Lynch
PNC Capital Markets
US Bank
0.33%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Forest City Enterprises 144A W/RRTS
05/14/2003
Broker:
Goldman Sachs
Syndicate Members:
Goldman Sachs
ABN Amro
Bank of New York
Comerica Bank
Credit Lyonnais
Fleet Securities
McDonald Investments Inc.
Merrill Lynch
Natcity Investments
0.32%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Millenium Amer. Inc. 144A W/RRTS
04/22/2003
Broker:
JP Morgan Chase
Syndicate Members:
Bank of America Securities
JP Morgan
BNP Paribas
Daiwa Bank Limited
SG Cowen Securities
Credit Lyonnais
0.85%
109.0000


PVIT High Yield Bond Portfolio (Continued)
Owens Brockway Glass 144A W/RRTS
04/29/2003
Broker:
Bank of America Securities
Syndicate Members:
Deutsche Bank
Banc One Capital Markets
Citigroup
Bank of America Securities
BNP Paribas
Fleet Securities
Goldman Sachs
Scotia Capital
Credit Lyonnais
0.16%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Owens Brockway Glass 144A W/RRTS
04/29/2003
Broker:
Bank of America Securities
Syndicate Members:
Deutsche Bank
Bank Austria Creditanstalt
Citigroup
Banc One Capital Markets
BNP Paribas
Fleet Securities
Goldman Sachs
Scotia Capital
Credit Lyonnais
0.16%
100.0000


PVIT High Yield Bond Portfolio (Continued)
South Africa (Rep of) Gbl Bd
05/09/2003
Broker:
Citigroup
Syndicate Members:
Dresdner Kleinwert Wasserstein
0.04%
99.2400


PVIT High Yield Bond Portfolio (Continued)
Vivendi Universal SR NT 144A W/RRTS
04/03/2003
Broker:
Goldman Sachs
Syndicate Members:
Bank of America Securities
Goldman Sachs
JP Morgan
Royal Bank of Scotland
Salomon Smith Barney
BNP Paribas
Credit Agricole Indosuez
Credit Lyonnais
Natexis Banques Populaires
Societe Generale
0.17%
100.0000



The following conditions must be satisfied:

1. A Fund may purchase securities pursuant to Rule 10f-3 only if the securities are:

(i)	part of an issue registered under the Securities Act of 1933 as amended, (the 1933 Act) that is being offered to the public;
(ii)	municipal securities that have received an investment grade rating from at least one nationally recognized statistical rating organization;
(iii)	securities sold in a public offering of securities conducted under the laws of a country other than the United States subject to certain limitations; or
(iv)	securities sold in an offering of securities offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, or rule 144A or rules 501 to 508 under the 1933 Act to persons that the seller believes to include qualified institutional buyers.

2. The securities must be purchased prior to the end of the first day of the offering, at a price no higher than that paid by other purchasers.

3. The securities must be offered pursuant to a firm commitment underwriting agreement.

4.  The commission, spread or profit received must be reasonable and fair.


5. For securities sold in a public offering in the U.S. or another country, or sold in transactions exempt from U.S. registration, the issuer or its predecessor, must have been in continuous operation for not less than three years.

6. The amount of securities of any class of an issue to be purchased by an investment company, plus other investment companies having the same investment adviser may not exceed 25% of the offering.

7. The security may not be purchased from an officer, director, member of an advisory board, investment adviser or employee of the investment company or from a firm of which any of the foregoing is an affiliate.